UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 13, 2007
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9592 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Equitable Transaction
     On April 13, 2007, Range Resources Corporation (“Range”), through its wholly owned subsidiary, Pine Mountain Oil and Gas, Inc. (“Pine Mountain”), entered into certain agreements, as further described below, with certain subsidiaries of Equitable Resources, Inc. (“Equitable”), with respect to a development plan for the Nora field, a gas field located in southwestern Virginia. Range and Equitable both own interests in the Nora field, which currently encompasses approximately 1,600 producing wells and 300,000 gross acres. Under the plan, Equitable and Range will equalize their interests in the Nora field, including the producing wells, undrilled acreage and gathering system.
Purchase and Sale Agreement
     Pine Mountain and Equitable Production Company (“Seller”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which Pine Mountain will acquire one-half of Seller’s interest in leases on the Nora field (subject to specific exclusions) as well as new and additional incremental interest in existing wells in the Nora field (the “Acquisition”). The Acquisition purchase price is $262 million, subject to certain adjustments. The Purchase Agreement contains customary representations, warranties and covenants by each of Pine Mountain and Seller. The closing of the transactions under the Purchase Agreement is subject to various customary closing conditions as stated in the Purchase Agreement, the closing of the transactions under the Contribution Agreement described below and the settlement of a pending lawsuit between Seller and a third party. Title and interest in and to the assets will be transferred to Purchaser at closing, but certain financial benefits and burdens in respect of the assets will be transferred as of June 1, 2006.
     The Purchase Agreement is subject to termination by mutual agreement of Pine Mountain and Seller, by either party if the Acquisition is not closed by June 12, 2007, or by either party if (subject to the other party’s right to cure) the representations and warranties of the other party contained in the Purchase Agreement shall not be true and correct in all material respects or the other party breaches in any material respect any of its obligations under the Purchase Agreement.
     The description of the Purchase Agreement herein is qualified by reference to the copy of the Purchase Agreement, filed as Exhibit 10.1 to this report, which is incorporated by reference herein in its entirety.
Contribution Agreement
     Pine Mountain, Seller, Equitable Gathering Equity, LLC (“EGEL”), and Nora Gathering LLC (“Nora Gathering”) entered into a Contribution Agreement (the “Contribution Agreement”) to fund Nora Gathering, a newly formed limited liability company formed for the purpose of owning the joint operations of Pine Mountain and Seller with respect to the Nora field. Pursuant to the Contribution Agreement, EGEL and Seller will contribute to Nora Gathering the Nora gathering system currently owned by them in exchange for a 50% membership interest in Nora Gathering and Pine Mountain will contribute to Nora Gathering $53 million cash (subject to certain adjustments), in exchange for a 50% membership interest in Nora Gathering. At the closing, a cash amount of $22 million will be distributed by Nora Gathering to Seller. Following these contributions and distributions, the capital accounts of Pine Mountain and EGEL in Nora Gathering LLC will be equal. The Contribution Agreement contains customary representations, warranties and covenants by each of the parties. The closing of the transactions under the Contribution Agreement is subject to various customary closing conditions as stated in the Contribution Agreement, including receipt of antitrust clearance, and the closing of the Acquisition. Title and interest in and to the assets will be transferred to Nora Gathering at the closing, but certain financial benefits and burdens in respect of the assets will be transferred to Nora Gathering as of June 1, 2006.
     The Contribution Agreement is subject to termination by mutual agreement of Pine Mountain and Seller, by Pine Mountain or Seller if the closing does not occur by June 12, 2007, by EGEL, Seller or Nora if (subject to Pine Mountain’s right to cure) the representations and warranties of Pine Mountain contained in the Contribution Agreement shall not be true and correct in all material respects or Pine Mountain breaches in any material respect any of its obligations under the Contribution Agreement or by Pine Mountain if (subject to their right to cure) the representations and warranties of Seller, EGEL or Nora shall not be true and correct in all material respects or Seller, EGEL or Nora breaches in any material respect any of its obligations under the Contribution Agreement.
     The description of the Contribution Agreement herein is qualified by reference to the copy of the Contribution Agreement, filed as Exhibit 10.2 to this report, which is incorporated by reference herein in its entirety.

Item 7.01 Regulation FD Disclosure.
     On April 16, 2007, Range and Equitable issued a joint press release describing the transactions to be consummated pursuant to the Purchase Agreement and to the Contribution Agreement, which is furnished as Exhibit 99.2 to this report. The slide presentation to investors with respect to the Equitable transaction is furnished as Exhibit 99.1 hereto. On April 16, 2007, Range issued a press release providing an operations update for its first quarter 2007, which is furnished as Exhibit 99.3 hereto.
Item 8.01 Other Events.
Sale of Austin Chalk Properties
     On February 13, 2007, Range completed the sale of its Austin Chalk properties located in central Texas to a private company for sale proceeds of $82.0 million. The properties were originally acquired by Range in mid-2006 as part of the Stroud Energy Inc. acquisition. Upon closing the Stroud acquisition, Range designated the properties as “properties held for sale.” As a result, the production and associated operations were excluded from Range’s income from continuing operations. In addition, the production and reserves associated with the properties are excluded from Range’s historical production results and year-end 2006 proved reserves and this sale does not impact those previously reported amounts.
Sale of Gulf of Mexico Properties
     On March 30, 2007, Range sold its Gulf of Mexico properties to a private company for $155 million. The properties included interests in 37 platforms in water depths ranging from 11 to 240 feet. Range did not operate any of the properties. At year-end 2006, the properties were estimated to contain proved reserves of 38 Bcfe, representing 2% of total proved reserves. As a result of the sale, Range expects to record a pre-tax gain of approximately $100 million for the first quarter of 2007.
Consent for Registration Statements
     In connection with the offering of the common stock pursuant to the Prospectus Supplement dated April 16, 2007 (subject to completion), which constitutes a part of the Registration Statement on Form S-3 (registration number 333-135193) filed by Range, Range is filing the consent of Ernst & Young LLP as Exhibit 23.1 hereto, which exhibit is to be incorporated by reference into the registration statements listed therein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
10.1	Purchase and Sale Agreement, dated April 13, 2007, by and between Pine Mountain Oil and Gas, Inc. and Equitable Production Company.*
10.2	Contribution Agreement, dated April 13, 2007, by and between Pine Mountain Oil and Gas, Inc., Equitable Production Company, Equitable Gathering Equity, LLC and Nora Gathering LLC.*
23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Slide presentation regarding the Equitable Transaction.
99.2	Press Release, dated April 16, 2007.
99.3	Press Release, dated April 16, 2007.

*	A list of the Schedules and Exhibits to the Purchase Agreement is set forth on page iv of the Purchase Agreement. A list of the Schedules and Exhibits to the Contribution Agreement is set forth on page iv of the Contribution Agreement. The registrant will furnish supplementally copies of the Schedules and Exhibits that are omitted from Exhibit 10.1 and 10.2 to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President
Date: April 16, 2007

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Purchase and Sale Agreement, dated April 13, 2007, by and between Pine Mountain Oil and Gas, Inc. and Equitable Production Company.*
10.2	Contribution Agreement, dated April 13, 2007, by and between Pine Mountain Oil and Gas, Inc., Equitable Production Company, Equitable Gathering Equity, LLC and Nora Gathering LLC.*
23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Slide presentation regarding the Equitable Transaction.
99.2	Press Release, dated April 16, 2007.
99.3	Press Release, dated April 16, 2007.

*	A list of the Schedules and Exhibits to the Purchase Agreement is set forth on page iv of the Purchase Agreement. A list of the Schedules and Exhibits to the Contribution Agreement is set forth on page iv of the Contribution Agreement. The registrant will furnish supplementally copies of the Schedules and Exhibits that are omitted from Exhibit 10.1 and 10.2 to the Commission upon request.